Exhibit 99.1

Kerr-McGee Reports 2006 Second-Quarter Earnings

Oklahoma City, Aug. 3, 2006 - Kerr-McGee Corp. (NYSE: KMG) reports income from continuing operations for the 2006 second quarter of $306 million ($1.33 per diluted common share) compared with $256 million ($.90 per share) for the 2005 second quarter.
The company’s 2006 second-quarter adjusted after-tax income was $299 million ($1.30 per diluted share), compared with $247 million ($.87 per share) for the second quarter of 2005. Adjusted after-tax income is determined by excluding asset impairments and gains/losses on property sales from income from continuing operations, and adjusting results of commodity derivative activities to reflect only actual net realized gains/losses associated with the current period. The increase in adjusted after-tax income for the 2006 second quarter is primarily due to higher oil and gas sales revenues partially offset by higher commodity derivative losses. Lifting costs increased in the second quarter of 2006 as compared to last year, but that increase was more than offset by lower depreciation, depletion and amortization, exploration expense and interest.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Millions of dollars, except per-share amounts	2006	2005	2006	2005
Income from Continuing Operations	$306	$256	$582	$499
Adjustments (net of tax): (1)
Exclude: Loss on commodity derivatives	85	53	159	109
Asset impairments and property sales	(1)	(16)	(3)	(28)
Include: Realized commodity derivative loss	(91)	(46)	(231)	(63)
Adjusted After-Tax Income	$299	$247	$507	$517

Diluted Earnings Per Share (2)
Continuing Operations	$1.33	$.90	$2.53	$1.65
Adjusted After-Tax Income	$1.30	$.87	$2.20	$1.71

(1) Pre-tax adjustments are shown separately in the Adjusted After-Tax Income Analysis on page 5 of this release.
(2) Earnings per share for all periods presented have been retroactively adjusted to reflect the two-for-one stock split executed on June 14, 2006.

Adjusted after-tax income and the related measure per diluted share exclude items that management deems to not be reflective of the company’s core operations or represent timing differences between periods. Management believes that these non-GAAP financial measures provide valuable insight into the company’s core earnings from continuing operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income and the related measure per diluted share are comparable with similarly titled amounts for other companies.

Revenues and Capital Expenditures
Second-quarter 2006 revenues from continuing operations were $1.3 billion, compared with $1.2 billion for the 2005 period. Cash capital expenditures from continuing operations, including dry-hole costs, totaled $489 million for the 2006 second quarter, compared with $414 million for the 2005 period.

Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Second-quarter financial information presented in this news release is preliminary. Second-quarter results will not become final until the company files its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (SEC).

Statements in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates and changes in any of the foregoing are forward-looking statements. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, uncertainties in interpreting engineering data, changes in laws and regulations, the ability to respond to challenges in international markets (including changes in currency exchange rates), political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, progress made with respect to and developments related to the company’s proposed merger with Anadarko Petroleum Corporation, and other factors and risks identified in the Risk Factors section of the company’s Annual Report on Form 10-K and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release.

Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

06-39

KERR-McGEE CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)

	Three Months Ended		Six Months Ended
(Millions of dollars, except per-share amounts)	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Oil and gas sales	$1,227	$1,108	$2,406	$2,114
Loss on commodity derivatives	(130)	(82)	(244)	(168)
Gas marketing revenues	147	138	360	270
Other revenues	23	19	45	38
Total Revenues	1,267	1,183	2,567	2,254

Operating Expenses
Lease operating costs	128	115	259	223
Production and ad valorem taxes	43	34	74	64
Transportation expense	25	24	48	47
General and administrative expense	60	62	134	115
Merger-related costs	8	-	8	-
Exploration expense	106	116	158	171
Gas gathering, processing and other expenses	27	26	61	54
Gas marketing costs	145	139	359	269
Depreciation, depletion and amortization	194	220	383	443
Accretion expense	4	5	7	11
Provision for environmental remediation costs	3	2	3	2
Asset impairments	-	-	-	4
Gain on sales of oil and gas properties	(1)	(25)	(5)	(47)
Total Operating Expenses	742	718	1,489	1,356

Operating Income	525	465	1,078	898

Interest expense	(49)	(58)	(90)	(118)
Loss on early repayment and modification of debt	-	-	(81)	-
Other income (expense)	(3)	(4)	(6)	(6)

Income from Continuing Operations before Income Taxes	473	403	901	774
Provision for income taxes	(167)	(147)	(319)	(275)

Income from Continuing Operations	306	256	582	499
Income from discontinued operations, net of tax	(1)	114	(24)	226
Cumulative effect of change in accounting principle, net of tax	-	-	2	-
Net Income	$305	$370	$560	$725

Basic Earnings per Common Share (a) -
Continuing operations	$1.36	$0.91	$2.57	$1.69
Discontinued operations	(0.01)	0.40	(0.11)	0.76
Cumulative effect of change in accounting principle	-	-	0.01	-
Net income	$1.35	$1.31	$2.47	$2.45

Diluted Earnings per Common Share (a) -
Continuing operations	$1.33	$0.90	$2.53	$1.65
Discontinued operations	-	0.40	(0.11)	0.74
Cumulative effect of change in accounting principle	-	-	0.01	-
Net income	$1.33	$1.30	$2.43	$2.39

Weighted average shares outstanding (thousands) (a) -
Basic	225,070	281,625	226,201	295,566
Diluted	229,303	285,428	230,114	305,426

(a)On June 14, 2006, the company executed a two-for-one stock split. The number of shares outstanding and earnings per share for historical periods have been retroactively adjusted to reflect the stock split.

KERR-McGEE CORPORATION
ADJUSTED AFTER-TAX INCOME ANALYSIS
(Preliminary and Unaudited)

	Three Months Ended		Six Months Ended
(Millions of dollars, except per-share amounts)	June 30,		June 30,
	2006	2005	2006	2005
Revenues, excluding marketing and derivatives
Natural gas sales	$569	$632	$1,238	$1,180
Crude oil, condensate and natural gas liquids sales	658	476	1,168	934
Other revenues	23	19	45	38
	1,250	1,127	2,451	2,152
Operating expenses, excluding marketing
Lease operating costs (a)	128	115	259	223
Production and ad valorem taxes	43	34	74	64
Total lifting costs	171	149	333	287
Transportation expense	25	24	48	47
General and administrative expense (a)	60	62	134	115
Merger-related costs	8	-	8	-
Exploration expense (a)	106	116	158	171
Gas gathering, processing and other expenses	27	26	61	54
Depreciation, depletion and amortization	194	220	383	443
Accretion expense	4	5	7	11
Provision for environmental remediation costs	3	2	3	2
	598	604	1,135	1,130

Core E&P Operating Profit	652	523	1,316	1,022

Loss on commodity derivatives	(130)	(82)	(244)	(168)
Gas marketing revenues	147	138	360	270
Gas purchase costs (including transportation)	(145)	(139)	(359)	(269)
Asset impairments	-	-	-	(4)
Gain on sales of oil and gas properties	1	25	5	47

Operating Income	525	465	1,078	898

Interest expense	(49)	(58)	(90)	(118)
Loss on early repayment and modification of debt	-	-	(81)	-
Other income (expense)	(3)	(4)	(6)	(6)

Income from Continuing Operations before Income Taxes	473	403	901	774
Provision for Income Taxes	(167)	(147)	(319)	(275)

Income from Continuing Operations (GAAP)	306	256	582	499

Exclude: Loss on commodity derivatives	130	82	244	168
Asset impairments	-	-	-	4
Gain on sales of oil and gas properties	(1)	(25)	(5)	(47)

Include: Realized commodity derivative loss (b)	(140)	(70)	(355)	(96)

Income tax (expense) benefit associated with adjusting items	4	4	41	(11)

Adjusted After-Tax Income (non-GAAP)	$299	$247	$507	$517

Adjusted After-Tax Income per Diluted Common Share (non-GAAP) (c)	$1.30	$0.87	$2.20	$1.71

Weighted Average Number of Diluted Shares Outstanding (thousands) (c)	229,303	285,428	230,114	305,426

(a)Lease operating expense (LOE), G&A expense and exploration expense include stock-based compensation cost as presented in the following table:

(In millions of dollars)	LOE	G&A	Exploration
Three months ended June 30, 2006	$7.0	$11.4	$2.2
Three months ended June 30, 2005	1.5	3.0	0.5
Six months ended June 30, 2006	18.9	37.1	6.0
Six months ended June 30, 2005	3.0	13.4	1.0

(b)Represents actual realizations (settlements) for all commodity derivatives, whether hedge or non-hedge, associated with the applicable period.

(c)On June 14, 2006, the company executed a two-for-one stock split. The number of shares outstanding and earnings per share for historical periods have been retroactively adjusted to reflect the stock split.

Adjusted After-Tax Income and the related measure per diluted share exclude items that management deems not to be reflective of the company's core operations or reflect timing differences between periods. Management believes that these non-GAAP financial measures provide valuable insight into the company's core earnings from continuing operations and enable investors to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that Adjusted After-Tax Income is comparable with similarly titled amounts for other companies.

KERR-McGEE CORPORATION
OPERATING HIGHLIGHTS
(Preliminary and Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

Natural Gas Production and Average Sales Prices	2006	2005	2006	2005

Production Volumes (MMcf/d)
Gulf of Mexico –
Deepwater	253	285	246	270
Shelf	120	167	105	162
U.S. Onshore –
Rocky Mountain	388	330	376	331
Southern	223	241	232	253
Total	984	1,023	959	1,016

Average Wellhead Sales Prices (per Mcf)
Gulf of Mexico –
Deepwater	$6.80	$7.19	$7.58	$6.91
Shelf	6.76	6.97	7.47	6.73
U.S. Onshore –
Rocky Mountain	5.84	6.42	6.66	6.07
Southern	6.56	6.72	7.28	6.16
Average	$6.36	$6.79	$7.14	$6.42

Crude Oil, Condensate and NGL Production and Average Sales Prices

Production Volumes (Mbbls/d)
Gulf of Mexico –
Deepwater	59	47	53	47
Shelf	9	13	9	14
U.S. Onshore –
Rocky Mountain	21	22	21	22
Southern	13	14	13	14
Total U.S.	102	96	96	97
China (a)	17	17	17	19
Total	119	113	113	116

Average Wellhead Sales Prices (per bbl)
Gulf of Mexico –
Deepwater	$61.66	$47.26	$59.29	$46.03
Shelf	58.39	47.25	56.69	46.46
U.S. Onshore –
Rocky Mountain	57.49	43.44	54.81	41.82
Southern	57.62	45.58	52.95	44.03
Average U.S.	59.99	46.13	57.20	44.84
China	63.58	42.85	59.08	40.46
Average	$60.52	$45.60	$57.47	$44.09

Energy Equivalent Production Volumes
Total –
MBoe per day	283	284	272	286
MMcfe per day	1,699	1,702	1,634	1,715

(a) China sales volumes were 17 Mbbls/d for three months and 16 Mbbls/d for six months of 2006 and 19 Mbbls/d for three months and
20 Mbbls/d for six months of 2005. Sales volumes differ from production volumes due to timing of cargo liftings.

KERR-McGEE CORPORATION
SELECTED BALANCE SHEET INFORMATION
(Unaudited)

(Millions of dollars)
	June 30,	December 31,
Selected Balance Sheet Information	2006	2005

Cash and cash equivalents	$156	$1,053
Current assets	1,515	3,249
Total assets	11,938	14,276
Current liabilities	2,493	3,931
Total debt	2,406	2,583	(a)
Stockholders' equity	4,616	4,115

Shares outstanding at period-end (thousands)	227,308	228,775	(b)

(a) In 2006, certain December 31, 2005 balances were reclassified to present Tronox as a discontinued operation. Total debt at year-end of
$3.133 billion was reduced by $550 million (representing Tronox debt eliminated at the spinoff date) as a result of such reclassifications.

(b) On June 14, 2006, the company executed a two-for-one stock split. The shares outstanding at December 31, 2005 have been retroactively adjusted to reflect the stock split.